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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 20, 2002, except for Note 1 paragraph 4, Note 4 and Note 7, as to which the date is August 6, 2002, relating to the financial statements of Incara Development, Ltd., which appear in Incara Pharmaceuticals Corporation's Amended Annual Report on Form 10-K/A for the year ended September 30, 2001.




/s/ PricewaterhouseCoopers
Chartered Accountants
Hamilton, Bermuda
August 22, 2002